Exhibit 99.1

JOINT ACQUISITION STATEMENT

PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: October 26, 2023

RXR REALTY LLC

/s/ Jason Barnett
Name: Jason Barnett
Title: Authorized Signatory

RXR PROPERTIES HOLDINGS LLC

/s/ Jason Barnett
Name: Jason Barnett
Title: Authorized Signatory

RXR FP GP LLC

/s/ Jason Barnett
Name: Jason Barnett
Title: Authorized Signatory

RXR FP INVESTOR LP

/s/ Jason Barnett
Name: Jason Barnett
Title: Authorized Signatory

RXR FP INVESTOR II LP

/s/ Jason Barnett
Name: Jason Barnett
Title: Authorized Signatory

RXR FP INVESTOR III LP

/s/ Jason Barnett
Name: Jason Barnett
Title: Authorized Signatory

RXR FP SERVICES LLC

/s/ Jason Barnett
Name: Jason Barnett
Title: Authorized Signatory

RXR MANAGEMENT HOLDINGS LLC

/s/ Jason Barnett
Name: Jason Barnett
Title: Authorized Signatory

URBAN SOLUTIONS LLC

/s/ Jason Barnett
Name: Jason Barnett
Title: Authorized Signatory

RXR URBAN WORKPLACES LLC

/s/ Jason Barnett
Name: Jason Barnett
Title: Authorized Signatory